EXHIBIT 32.2
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Snap-on Incorporated (the “Company”) on Form 10-Q for the period ended October 1, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Aldo J. Pagliari as Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Aldo J. Pagliari
Aldo J. Pagliari
Principal Financial Officer
October 20, 2022